NATIONAL INSTRUMENTS CORPORATION

2010 INCENTIVE PLAN

1. Purposes of the Plan.  The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Restricted Stock and Restricted Stock Units.

2. Definitions.  As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Restricted Stock or Restricted Stock Units.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Cash Position” means as to any Performance Period, the Company’ s level of cash and cash equivalents, including, without limitation, amounts classified for financial reporting purposes as short-term investments and restricted investments.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) Members of the Incumbent Board cease for any reason to constitute at least a majority of the Board; or

(iii) A public announcement is made of a tender or exchange offer for fifty percent (50%) or more of the outstanding Voting Securities of the Company, and the Board approves or fails to oppose that tender or exchange offer in its statements in Schedule 14D-9 under the Exchange Act; or

(iv) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation or partnership (or, if no such approval is required, the consummation of such a merger or consolidation of the Company), other than a merger or consolidation that would result in the ownership of voting securities of the Company outstanding immediately before the consummation thereof continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the Voting Securities of the surviving entity (or its parent) outstanding immediately after that merger or consolidation; or

(v) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets (or, if no such approval is required, the consummation of such a liquidation, sale, or disposition in one transaction or series of related transactions) other than a liquidation, sale, or disposition of all or substantially all the Company’s assets in one transaction or a series of related transactions to a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Shares of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means National Instruments Corporation, a Delaware corporation, or any successor thereto.

(l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(n) “Director” means a member of the Board.

(o) “Disability” shall have the meaning given it in the employment agreement of the Participant; provided, however, that if that Participant has no employment agreement, “Disability” shall mean, as determined by the Administrator in the sole discretion exercised in good faith of the Board, a physical or mental impairment of sufficient severity that either the Participant is unable to continue performing the duties he or she performed before such impairment or the Participant’s condition entitles him or her to disability benefits under any insurance or employee benefit plan of the Company or its Subsidiaries and that impairment or condition is cited by the Company as the reason for termination if the Participant ceases to be a Service Provider.

(p) “Earnings” for any Fiscal Year shall mean the operating income of the Company on a consolidated basis before taxes, interest, foreign currency exchange gains or losses, other gains or losses and other extraordinary items for such Fiscal Year.

(q) “Earnings Attainment” for any Fiscal Year means a fraction, the numerator of which shall be the percentage which Earnings constitutes of Net Sales for such Fiscal Year, and the denominator of which shall be 18%.  In the event that there shall be no Earnings for such Fiscal Year, the Earnings Attainment for such Fiscal Year shall be zero.  Notwithstanding the foregoing, the Earnings Attainment for any Fiscal Year shall not exceed one.

(r) “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of Shares outstanding and dilutive equivalent Shares deemed outstanding, determined in accordance with U.S. GAAP; provided, however, that if Net Income as to any such Performance Period is a negative amount, then Earnings Per Share means the Company’s or business unit’s Net Income, divided by a weighted average number of Shares outstanding, determined in accordance with U.S. GAAP.

(s) “Effective Date” means the date on which this Plan will take effect.

(t) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Exchange Program” means a program under which outstanding Awards are surrendered or cancelled in exchange for Awards of the same type, a different type of award, and/or cash.  The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(w) “Excluded Items” includes, without limitation, (i) incentive compensation, (ii) in-process research and development expenses, (iii) acquisition costs, (iv) compensation expense from equity compensation, (v) operating expenses from acquired businesses, (vi) amortization of acquired intangible assets, and (vii) such other unusual or one-time items as may be identified by the Administrator.

(x) “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith.

(y) “Fiscal Year” means the fiscal year of the Company.

(z) “Incumbent Board” means the individuals who, as of the Effective Date, constitute the Board and any other individual who becomes a Director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board.

(aa) “Inside Director” means a Director who is an Employee.

(bb) “Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes determined in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.

(cc) “Net Sales” for any Fiscal Year shall mean the net sales of the Company on a consolidated basis for such Fiscal Year.

(dd) “Non-Surviving Event” means an event of Restructuring as described in either Sections 2(qq)(ii) or 2(qq)(iii).

(ee) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ff) “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s cash flow generated from operating activities, as reported in the Company’s cash flow statements and calculated in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.

(gg) “Operating Income” means as to any Performance Period, the Company’s or a business unit’s income from operations determined in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.

(hh) “Outside Director” means a Director who is not an Employee.

(ii) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(jj) “Participant” means the holder of an outstanding Award.

(kk) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award granted under the Plan.  As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Earnings, (c) Earnings Attainment, (d) Earnings Per Share, (e) Net Income, (f) Net Sales, (g) Operating Cash Flow, (h) Operating Income, (i) Return on Assets, (j) Return on Equity, (k) Return on Sales, (l) Revenue, (m) Sales Attainment, and (n) Total Shareholder Return.  The Performance Goals may differ from Participant to Participant and from Award to Award.  Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(ll) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(mm) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(nn) “Plan” means this 2010 Incentive Plan.

(oo) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 6 of the Plan.

(pp) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 7.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(qq) “Restructuring” means the occurrence of any one or more of the following:

(i) The merger or consolidation of the Company with any person, whether effected as a single transaction or a series of related transactions, with the Company remaining the continuing or surviving entity of that merger or consolidation and the Shares remaining outstanding and not changed into or exchanged for stock or other securities of any other person or of the Company, cash, or other property;

(ii) The merger or consolidation of the Company with any person, whether effected as a single transaction or a series of related transactions, with (i) the Company not being the continuing or surviving entity of that merger or consolidation or (ii) the Company remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding Shares are changed into or exchanged for stock or other securities of any other person or the Company, cash, or other property; or

(iii) The transfer, directly or indirectly, of all or substantially all of the assets of the Company (whether by sale, merger, consolidation, liquidation, or otherwise) to any person, whether effected as a single transaction or a series of related transactions.

(rr) “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income divided by average net Company or business unit, as applicable, assets, determined in accordance with U.S. GAAP.

(ss) “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with U.S. GAAP.

(tt) “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income divided by the Company’s or the business unit’s, as applicable, Revenue.

(uu) “Revenue” means as to any Performance Period, the Company’s or business unit’s net sales, determined in accordance with U.S. GAAP.

(vv) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ww) “Sales Attainment” for any Fiscal Year means a fraction, the numerator of which shall equal the percentage increase in Net Sales for such Fiscal Year over the Net Sales for the immediately preceding Fiscal Year, and the denominator of which shall be 40%.  In the event that there shall be no increase in the Net Sales for such Fiscal Year from that of the immediately preceding Fiscal Year, the Sales Attainment for such Fiscal Year shall be zero.  Notwithstanding the foregoing, in no event shall the Sales Attainment for any Fiscal Year exceed one.

(xx) “Section 16(b)”  means Section 16(b) of the Exchange Act.

(yy) “Service Provider” means an Employee, Director or Consultant.

(zz) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(aaa) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(bbb) “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

(ccc) “U.S. GAAP” means generally accepted accounting principles in the United States.

(ddd) “Voting Securities” means any securities that are entitled to vote generally in the election of Directors, in the admission of general partners or in the selection of any other similar governing body.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan.  Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 2,000,000 plus (a) such number of Shares which have been reserved but not issued under the Company’s 2005 Incentive Plan (the “2005 Plan”) as of the date stockholders approve the Plan, and (b) any Shares returned to the Company’s 1994 Incentive Stock Option Plan or the Company’s 2005 Plan as a result of termination of options or repurchase of Shares issued under such plan.  Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.  The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Lapsed Awards.  If an Award expires, is surrendered pursuant to an Exchange Program, or is forfeited to or repurchased by the Company, the forfeited or repurchased Shares which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).  However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan.  Shares used to pay the tax and exercise price of an Award will become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(c) Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to institute an Exchange Program;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii) to modify or amend each Award (subject to Section 15(c) of the Plan);

(ix) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(x) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(xi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility.  Restricted Stock and Restricted Stock Units may be granted to Service Providers.

6. Restricted Stock.

(a) Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  Notwithstanding the foregoing, during any Fiscal Year no Participant will receive more than an aggregate of 50,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 100,000 Shares of Restricted Stock.  Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability.  Except as provided in this Section 6, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions.  Except as otherwise provided in this Section 6, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.  Except as otherwise provided in this Section 6, the Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may not exercise any voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will not be entitled to receive any cash dividends paid with respect to such Shares, unless otherwise the Administrator determines otherwise.  During the Period of Restriction, if dividends or distributions are paid in Shares, Service Providers holding Shares of Restricted Stock will be entitled to such dividends or distributions.  The Shares received pursuant to any such dividend or distribution will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were issued.

(h) Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator (which, for these purposes, will be a Committee established as set forth in Section 4(a)(ii)), in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7. Restricted Stock Units.

(a) Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  Notwithstanding the foregoing, during any Fiscal Year no Participant will receive more than an aggregate of 50,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 100,000 Restricted Stock Units.  After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in writing or electronically of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units and the form of payout, which, subject to Section 7(d), may be left to the discretion of the Administrator.

(b) Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement.  Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement.  The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof.  Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation.  On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator (which, for these purposes, will be a Committee established as set forth in Section 4(a)(ii)), in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals will be set by the Administrator on or before the Determination Date.  In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8. Leaves of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

9. Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

10. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustment of Awards and Authorized Shares.  The terms of an Award and the number of Shares authorized pursuant to Section 3 for issuance under the Plan and the numerical Share limits set forth in Sections 6 and 7 shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a stock split, by the issuance of a distribution on Shares payable in Shares, or otherwise) the number of Shares then outstanding into a greater number of Shares, then (i) the maximum number of Shares available for the Plan as provided in Section 3 and the numerical Share limits set forth in Sections 6 and 7 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of Shares (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (iii) the price, if any, for each Share (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse stock split, or otherwise) the number of Shares then outstanding into a lesser number of Shares, then (i) the maximum number of Shares available for the Plan as provided in Section 3 and the numerical Share limits set forth in Sections 6 and 7 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of Shares (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (iii) the price, if any, for each Share (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price, if any, or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii) Whenever the number of Shares subject to outstanding Awards and the price, if any, for each Share subject to outstanding Awards are required to be adjusted as provided in this Section 10(a), the Administrator shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of Shares, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments.  The Administrator shall promptly give each Participant such a notice.

(iv) Adjustments under Sections 10(a)(i) and 10(a)(ii) shall be made by the Administrator, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive.  No fractional interest shall be issued under the Plan on account of any such adjustments.

(v) Except as set forth in Sections 10(a)(i) and 10(a)(ii), in the event that any dividend or other distribution (whether in the form of Shares, other securities, or other property), recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 6 and 7.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.

(c) Change in Control.  Upon the occurrence of a Change in Control the restriction period of any Award of Restricted Stock or Restricted Stock Units shall immediately be accelerated and the restrictions shall expire.  If a Change in Control involves a Restructuring or occurs in connection with a series of related transactions involving a Restructuring and if such Restructuring is in the form of a Non-Surviving Event and as a part of such Restructuring Shares, other securities, cash, or property shall be issuable or deliverable in exchange for Shares, then the Participant shall be entitled to purchase or receive (in lieu of the Total Shares that the Participant would otherwise be entitled to purchase or receive), as appropriate for the form of Award, the number of Shares, other securities, cash, or property to which that number of Total Shares would have been entitled in connection with such Restructuring.  Nothing in this Section 10(c) shall impose on Participant the obligation to exercise any Award immediately before or upon the Change of Control, or cause Participant to forfeit the right to exercise the Award during the remainder of the original term of the Award because of a Change in Control.

(d) Restructuring Without a Change in Control.  In the event a Restructuring shall occur at any time while there is any outstanding Award hereunder and that Restructuring does not occur in connection with a Change in Control or a series of related transactions involving a Change in Control, then:

(i) the restriction period of any Award of Restricted Stock or Restricted Stock Units shall not immediately be accelerated and the restrictions expire merely because of the occurrence of the Restructuring; and

(ii) at the option of the Administrator, the Administrator may (but shall not be required to) cause the Company to take any one or more of the following actions:

(1) accelerate in whole or in part the expiration of some or all of the restrictions on any Restricted Stock Award;

(2) if the Restructuring is in the form of a Non-Surviving Event, cause the surviving entity to assume in whole or in part any one or more of the outstanding Awards upon such terms and provisions as the Administrator deems desirable; or

(3) redeem in whole or in part any one or more of the outstanding Awards (whether or not then exercisable) in consideration of a cash payment, as such payment may be reduced for tax withholding obligations in an amount equal to the Fair Market Value, determined as of the date immediately preceding the consummation of the Restructuring, of the aggregate number of Shares subject to the Award and as to which the Award is being redeemed.

The Company shall promptly notify each Participant of any election or action taken by the Company under this Section 10(d).  In the event of any election or action taken by the Company pursuant to this Section 10(d) that requires the amendment or cancellation of any Award Agreement as may be specified in any notice to the Participant thereof, that Participant shall promptly deliver that Award Agreement to the Company in order for that amendment or cancellation to be implemented by the Company and the Administrator.  The failure of the Participant to deliver any such Award Agreement to the Company as provided in the preceding sentence shall not in any manner affect the validity or enforceability of any action taken by the Company and the Administrator under this Section 10(d), including without limitation any redemption of an Award as of the consummation of a Restructuring.  Any cash payment to be made by the Company pursuant to this Section 10(d) in connection with the redemption of any outstanding Awards shall be paid to the Participant thereof currently with the delivery to the Company of the Award Agreement evidencing that Award; provided, however, that any such redemption shall be effective upon the consummation of the Restructuring notwithstanding that the payment of the redemption price may occur subsequent to the consummation.  If all or any portion of an outstanding Award is to be exercised or accelerated upon or after the consummation of a Restructuring that does not occur in connection with a Change in Control and is in the form of a Non-Surviving Event, and as a part of that Restructuring shares of stock, other securities, cash, or property shall be issuable or deliverable in exchange for Shares, then the Participant shall thereafter be entitled to purchase or receive (in lieu of the number of Shares that the Participant would otherwise be entitled to purchase or receive) the number of Shares, other securities, cash, or property to which such number of Shares would have been entitled in connection with the Restructuring and such Award shall be subject to adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 10.

(e) Notice of Restructuring.  The Company shall attempt to keep all Participants informed with respect to any Restructuring or of any potential Restructuring to the same extent that the Company’s stockholders are informed by the Company of any such event or potential event.

11. Tax Withholding

(a) Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.  The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

12. No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

13. Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

14. Term of Plan.  Subject to Section 18 of the Plan, the Plan will become effective upon its adoption by the Board.  It will continue in effect until the Company’s stockholder meeting in 2015, but in no event beyond December 31, 2015, unless terminated earlier under Section 15 of the Plan.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

16. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

18. Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company after the date the Plan is adopted.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.